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                                                                    EXHIBIT 99.3

                GREENPOINT MANUFACTURED HOUSING CONTRACT TRUST
                           PASS THROUGH CERTIFICATES
                                 SERIES 1999-4
                   January 1, 1999 through December 31, 1999

                                                     Class A-1          Class A-2
                                                   --------------     -------------
1999 Distribution Allocable to Principal             3,335,760.72              0.00
1999 Distributions Allocable to Interest               896,656.50        925,638.89
12/31/99 Remaining Principal Balance                46,649,310.28     50,000,000.00


Number and aggregate remaining principal balance of Contracts with payments delinquent:

       Days Delinquent               Number            Aggregate Remaining Principal Balance
       ---------------               ------            -------------------------------------
           31 - 59                     40                              1,582,021.88
           60 - 89                      8                                271,103.74
          90 or more                   10                                338,353.63

Aggregate amount of servicing fees and expenses payable out of the trust for 1999:                   328,265.72

The number of contracts that were repurchased or replaced during 1999                                         0

1999 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon                     753,968.85

The balance in the Reserve Account as of 12/31/99                                                          0.00

1999 Cumulative Realized Losses                                                                      108,958.55

The amount of any outstanding Monthly Advance Amount as of 12/31/99                                    5,302.56

1999 amounts deposited to Reserve Account                                                                  0.00

The pool scheduled principal balance, expressed as a percentage                                      96.6637412%
    of the Cut-Off Date pool principal balance

The number of Manufactured Homes Currently held by the Servicer due to Repossessions                         16
    and the aggregate principal balance of the related defaulted Contracts                           558,421.08